Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 33-62173, No. 333-44544 and No. 333-116745 on Form S-8 of Xeta Technologies, Inc. of our report dated December 16, 2005 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K/A of Xeta Technologies, Inc. for the year ended October 31, 2005.

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma

March 2, 2006